EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the ManTech International Corporation (the “Company”) Annual Report on Form 10-K for the year ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, George J. Pedersen, Chief Executive Officer of the Company, and Ronald R. Spoehel, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

By:	/s/ George J. Pedersen
Name: Title:	George J. Pedersen Chairman of the Board of Directors and Chief Executive Officer

By:	/s/ Ronald R. Spoehel
Name: Title:	Ronald R. Spoehel Executive Vice President and Chief Financial Officer

Date: March 16, 2005